Exhibit 5.7

[Letterhead of Snell & Wilmer L.L.P.]

[•], 2011

USF Bestway Inc.

10990 Roe Avenue

Overland Park, KS 66211

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to USF Bestway Inc., an Arizona corporation (the “Guarantor”), a subsidiary of YRC Worldwide Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) the guarantees of the Guarantors (collectively, the “Initial Guarantees”) of the obligations of the Company in respect of (a) $140,000,000 in aggregate principal amount of the Company’s 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) and (b) $100,000,000 in aggregate principal amount of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes” and together with the Series A Notes, the “Initial Notes”), and (ii) the guarantees of the Guarantors (collectively, the “Additional Guarantees” and, together with the Initial Guarantees, the “Guarantees”) of the obligations of the Company in respect of (a) $61,918,911 in aggregate principal amount of Series A Notes paid-in-kind in respect of interest on the Series A Notes (the “Additional Series A Notes”), and (b) $44,227,794 in aggregate principal amount of Series B Notes paid-in-kind in respect of interest or make whole premium on the Series B Notes (the “Additional Series B Notes” and together with the Additional Series A Notes, the “Additional Notes”, and the Additional Notes together with the Initial Notes, the “Notes”).

In our capacity as such counsel, we have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Guarantor, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the

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authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons other than the Guarantor signing such documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Guarantor and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein and subject to completion of the corporate or other entity action proposed to be taken by the Guarantor, including without limitation (i) the due authorization, execution and delivery of the Indentures, dated as of [•], 2011, between the Company, certain of the Company’s subsidiaries from time to time party hereto, as guarantors, and Wilmington Trust company, as trustee, or supplemental indentures or authorizing resolutions pursuant to which the Notes and the Guarantee will be issued (the “Indentures”) and (ii) the due establishment of the specific terms of the Notes and Guarantee to be issued under the Indentures in accordance with the terms thereof, each in materially the form filed or to be filed as an exhibit to the Registration Statement, by amendment, by incorporation by reference or by Current Reports on Form 8-K), we are of the opinion that:

1. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona.

2. The Guarantor has the corporate power to enter into and perform its obligations under the Guarantees.

3. The Guarantees have been duly authorized, executed and delivered by Guarantor, and the Guarantor’s performance of its obligations thereunder has been duly authorized by all necessary corporate action.

4. The execution and delivery of the Guarantees by the Guarantor do not conflict with any law, rule or regulation of governmental authorities (other than those of counties, towns, municipalities and special political subdivisions) of the State of Arizona which we, in the exercise of customary professional diligence would reasonably recognize as being applicable to Guarantor and the transactions contemplated by the Guarantees (such laws, rule and regulations are referred to in this opinion as “Applicable Laws”).

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5. No consent, waiver, approval, authorization or order of any court of governmental authority of the State of Arizona is required pursuant to any Applicable Law in connection with Guarantor’s issuance of the Guarantees.

The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

A. The opinions in paragraph 1 above are based solely on our review of the Certificate of Good Standing, dated [•], 2011 issued by the Arizona Corporation Commission, copies of which has been made available to you, and our opinions with respect to such matters are rendered as of the date of such certificate and limited accordingly.

B. We have assumed that, at or prior to the time of the delivery of any Note: (i) the Board of Directors of the Guarantor shall have duly established the terms of each Guarantee; (ii) the terms of the Notes shall not violate any applicable law, any debt securities of the Guarantor or result in a default or breach of any agreement binding upon the Guarantor, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Guarantor; (iii) all Notes shall be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate offering documents and there shall not have occurred any change in law affecting the validity or enforceability of such Notes; (iv) with respect to Guarantee, if applicable, the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed) and, the provisions of any such collateral arrangements in connection with the Guarantee comply with the TIA; (v) value shall have been given to the Guarantor pursuant to the Indenture and Guarantees; and (vi) in the case of the Indentures, there shall be no terms or provisions contained therein which would affect the opinions rendered herein.

C. This opinion is limited to the current laws of the State of Arizona and the current judicial interpretations thereof and to the facts as they exist on the date hereof. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.7 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement and will be incorporated by reference in the Registration Statement. This opinion may

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not be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressed hereof.

Very truly yours,